Exhibit 10.60

Warrant Agreement

Warrant to Eli Lilly and Company for the Purchase of Shares of Common Stock of

Antares Pharma, Inc.,

$.01 par value per Share

Between Antares Pharma, Inc. (the “Company”), a Minnesota corporation, with its principal place of business at 707 Eagleview Boulevard, Suite 414, Exton, Pennsylvania 19341, and Eli Lilly and Company (“the Holder”), an Indiana corporation, with its principal place of business at Lilly Corporate Center, Indianapolis, Indiana, 46285.

Whereas, the Company and the Holder on this same date are entering into that certain License Agreement pursuant to which the Holder shall acquire certain rights to the Company’s needle free injection technology; and

Whereas, the License Agreement requires the Company to grant to the Holder the right to acquire, under the terms and conditions set forth in this Warrant Agreement, shares of the Company’s common stock; and

Whereas, the exercise price of the warrants provided herein, subject to adjustment as provided herein, was determined by multiplying the average closing price of Antares common stock over the last twenty trading days prior to the signing of the License Agreement by a factor of two;

Therefore, for good and valuable consideration, the sufficiency of which is hereby acknowledged by both parties, Antares and Lilly agree to the following terms:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF MAY NOT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT RELATED THERETO, OR (ii) AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS Warrant Agreement CERTIFIES that, for value received, Holder is entitled to subscribe for and purchase from the Company, upon the terms and conditions set forth herein, at any time or from time to time after the date hereof, and before 5:00 P.M. on September 12, 2013, Pennsylvania time (the “Exercise Period”), one million (1,000,000) shares of the Company’s Common Stock, $.01 par value (“Common Stock”), at a price per share of $3.776 (the “Exercise Price”). This Warrant may be transferred in whole or in part without restriction. The term the “Holder” as used herein shall include any transferee to whom this Warrant has been transferred in accordance with the above. The number of shares of Common Stock issuable upon exercise of the Warrants (the “Warrant

Shares”) and the Exercise Price may be adjusted from time to time as hereinafter set forth.

1. Right to Exercise

This Warrant may be exercised by the Holder or its appropriate transferee during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at 707 Eagleview Boulevard, Suite 414, Exton, Pennsylvania 19341, or at such other place as is designated in writing by the Company, together with a certified or bank cashier’s check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised (the “Stock Purchase Price”).

2. Conversion Right

(a) In lieu of the payment of the Stock Purchase Price, the Holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the “Conversion Right”) as provided for in this Section 2. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Stock Purchase Price) that number of shares of Common Stock (the “Conversion Shares”) equal to the quotient obtained by dividing (x) the value of this Warrant (or portion thereof as to which the Conversion Right is being exercised if the Conversion Right is being exercised in part) at the time the Conversion Right is exercised (determined by subtracting the aggregate Stock Purchase Price of the shares of Common Stock as to which the Conversion Right is being exercised in effect immediately prior to the exercise of the Conversion Right from the aggregate Current Market Price (as defined in Section 6(b) hereof) of the shares of Common Stock as to which the Conversion Right is being exercised immediately prior to the exercise of the Conversion Right) by (y) the Current Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right.

(b) The Conversion Rights provided under this Section 2 may be exercised in whole or in part and at any time and from time to time while any part of the Warrants remain outstanding. In order to exercise the Conversion Right, the Holder shall surrender to the Company, at its offices, this Warrant with the Notice of Conversion at the end hereof duly executed. The presentation and surrender shall be deemed a waiver by the Company of the Holder’s obligation to pay all or any portion of the aggregate purchase price payable for the shares of Common Stock as to which such Conversion Right is being exercised. This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant for conversion in accordance with the foregoing provisions.

3. Holder of Record and Partial Exercises

Upon each exercise of the Holder’s rights to purchase Warrant Shares or Conversion Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares or Conversion Shares issuable upon such exercise or conversion, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares or Conversion Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise or conversion of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares or Conversion Shares issuable upon such exercise or conversion, registered in the name of the Holder or its designee. If this Warrant should be exercised or converted in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) or to convert the balance of the Conversion Shares in accordance with provisions of this Agreement.

4. Warrant Register and Transfers

The Company shall maintain books for the ownership, transfer and registration of the Warrant in a Warrant Register. Any future Warrants issued as a result of the transfer or exercise or conversion in part of this Warrant shall be numbered and shall be registered in the Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by the Holder’s duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person unless and until the Holder delivers an opinion of Holder’s outside counsel that such transfer does comply with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5. Reservation of Authorized Shares

The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants in accordance with their respective terms. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, and all shares of Common Stock issuable upon conversion of this Warrant, shall be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders, optionholders, warrantholders or any other persons and the Holder will receive good title to the securities purchased by it, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders’ agreements and voting trusts which might be created by acts or omissions to act of the Company.

6. Warrant Price Computation Adjustments to the Number of Shares and the Exercise Price

(a) In case the Company shall at any time after the date the Warrants were first issued engage in any transaction, or act in any way, to affect the capital structure of the Company, including but not limited to the following specific scenarios in subsections(a)(i)-(vii) below, (a “Capital Transaction”), wherein the Company:

(i) declares a dividend on the outstanding Common Stock payable in shares of its capital stock;

(ii) divides or subdivides the outstanding Common Stock;

(iii) combines the outstanding Common Stock into a smaller number of shares, or

(iv) issues any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation);

(v) exchanges Common Stock for the securities of a new entity pursuant to a consolidation or merger; or

(vi) issues debt instruments to holders of Common Stock generally;

then the Exercise Price shall be adjusted proportionately and the number and kind of securities issuable upon exercise or conversion of this Warrant shall be adjusted proportionately so that the Holder after such Capital Transaction shall be entitled to receive the aggregate number, overall value and kind of shares which, if such Warrant had been exercised or converted immediately prior to such time, the Holder would have owned upon such exercise or conversion and been entitled to receive by virtue of such Capital Transaction, all in accordance with the provisions of this Section 6. Such adjustment shall be made successively whenever any Capital Transaction shall occur.

(b) For the purpose of any computation under this Warrant, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the twenty (20) consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the Nasdaq SmallCap Market) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as reported by a recognized interdealer quotation system or as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by Nasdaq or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by a nationally recognized investment banking firm selected by mutual agreement of the parties, whose determination shall be conclusive absent manifest error, shall be used.

(c) No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

(d) In any case in which this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event and after such record date, issuing to the Holder, if the Holder exercised or converted this Warrant, those shares of Common Stock, if any, issuable upon such exercise or conversion over and above the shares of Common Stock, if any, issuable upon such exercise or conversion on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that in such case where the Company elects such a deferral the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(e) Whenever there shall be an adjustment provided in this Section 6, the Company shall promptly cause written notice thereof to be sent by registered mail or overnight courier, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer’s certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof.

(f) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise or conversion of this Warrant. If any fraction of a share would be issuable on the exercise or conversion of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise or conversion of this Warrant.

7. Merger

(a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of all or substantially all of the property and assets of the Company, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise or conversion of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised or converted immediately prior to such consolidation, merger, sale, lease, or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

(b) The above provisions of this Section 7 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

8. Notice of Adjustments and Extraordinary Distributions to Shareholders

In case at any time the Company shall propose:

(i) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution to all holders of Common Stock; or

(ii) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

(iii) to effect any Capital Transaction, including but not limited to reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, as described in Section 7; or

(iv) to effect any liquidation, dissolution, or winding-up of the Company; or.

(v) to take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder’s address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock (to be entitled to receive any such dividend, distribution, rights, warrants, or other securities) are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

9. Payment of Taxes

The issuance of any shares or other securities upon the exercise or conversion of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder and/or its transferee shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

10. Execution of Registration Rights Agreement

The Company shall execute simultaneous with this Warrant Agreement a Registration Rights Agreement pursuant to which the Company shall register and maintain throughout the term of this Warrant Agreement a shelf registration for all shares of Common Stock subject to the Warrant granted herein in accordance with the Securities Act of 1933. All expenses of such a registration shall be borne by the Company.

11. No Restrictions on Shares Subject to the Warrant

The Shares of Common Stock issued upon exercise of the Warrants shall not be subject to any contractual restrictions, and, once the shares issued pursuant to exercise of the Warrant have been registered in accordance with the Registration Rights Agreement and the Securities Act of 1933, shall be freely transferable.

12. Loss or Mutilation of Warrant

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

13. Warrantholder Not a Shareholder Until Exercise

The Holder of any Warrant shall not have, solely on account of such status, any rights of a shareholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant Agreement.

14. Choice of Law and Forum Selection

This Warrant shall be construed in accordance with the laws of the State of Deleware applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

15. Waiver of Jury Trial

The Company and the Holder each hereby waives all right to trial by jury of any claim, action, proceeding or counterclaim brought against the other party of any issue related to the subject matter of this Agreement, of any dispute that arises under or relates to this Agreement, or of any claim of injury or damage of any and every kind whatsoever by one party against the other.

16. Injunctive Relief

The Company agrees that remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance or compliance with any of the terms of this Warrant are not and will not be adequate and that such default or threatened default will result in irreparable harm to the Holder, and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any provision of this Warrant Agreement or by an injunction against a violation of any of the terms hereof. The provision of such equitable relief as contained in the first sentence of this Section is not intended by the parties to be the exclusive remedy for the Holder, and such other remedies, including legal remedies, as may be appropriate to the situation, are and shall remain available to the Holder to pursue.

17. Financial Statements

If at anytime the Company is not subject to the reporting requirements of the Securities Exchange Act of 1934, the Company shall provide to Lilly, not later than 30 days after the end of each quarter, unaudited quarterly financial statements, and within 90 days of the end of each year, audited annual financial statements prepared in accordance with generally accepted accounting principles, consistently applied.

Dated as of: September 12, 2003

Antares Pharma, Inc.

By:	/s/ Roger Harrison
Name: Roger Harrison, Ph.D.
Title: President, Chief Executive Officer and Chairman of the Board of Directors

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED, Eli Lilly and Company hereby sells, assigns, and transfers unto                          a Warrant to purchase          shares of Common Stock, $.01 per share, of Antares, Inc. (the “Company”), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint                  attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:

Eli Lilly and Company

By:

Name:

Its:

NOTICE

The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:   Antares Pharma, Inc.

707 Eagleview Boulevard, Suite 414

Exton, PA19341

ELECTION TO EXERCISE

The undersigned hereby exercises his or its rights to purchase              Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $             in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

(Print Name, Address and Social Security

    or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:

Name:
(Print)

(Signature)
Address:

To:   Antares Pharma, Inc.

707 Eagleview Boulevard, Suite 414

Exton, PA 19341

CASHLESS EXERCISE FORM

(To be executed upon conversion of the attached Warrant)

The undersigned hereby irrevocably elects to surrender its Warrant for the number of shares of Common Stock as shall be issuable pursuant to the cashless exercise provisions of the within Warrant, in respect of              shares of Common Stock underlying the within Warrant, and requests that certificates for such securities be issued in the name of, and delivered to:

(Print Name, Address and Social Security

    or Tax Identification Number)

and, if such number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:

Name:
(Print)

(Signature)
Address: